EXHIBIT  33.1

REPORT ON ASSESSMENT OF COMPLIANCE WITH APPLICABLE REGULATION AB SERVICING CRITERIA FOR TOYOTA MOTOR CREDIT CORPORATION

1.   Toyota Motor Credit Corporation (“TMCC” or the “Asserting Party”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of December 31, 2010 and for the period from May 5, 2010 through December 31, 2010 (the “Reporting Period”), including all servicing criteria except for inapplicable servicing criteria identified in paragraph 4 below and the portions of servicing criteria covered by a separate assessment and identified in Appendix A to this report. The transactions covered by this report include all publicly issued asset-backed security transactions backed by consumer auto retail installment sale contracts for which TMCC is the servicer and that were issued on or after January 1, 2006 (the “Platform”).

2.   The Asserting Party has engaged vendors who are not considered servicers; as defined in Item 1101(j) of Regulation AB, to perform specific, limited or scripted activities with respect to the servicing criteria applicable to such vendors’ activities as set forth in Appendix A to this report. The Asserting Party has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to each vendor. The Asserting Party has policies and procedures in place to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria or portion of the servicing criteria applicable to each vendor.  The Asserting Party’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

3.   Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of December 31, 2010 and for the period from May 5, 2010 through December 31, 2010.

4.   The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs with respect to the Platform.

5. Except for the material instances of noncompliance described below, management believes that, as of December 31, 2010 and for the Reporting Period, the Asserting Party has complied in all material respects with the applicable servicing criteria. The Asserting Party’s assessment of compliance disclosed the following four instances of material noncompliance with the applicable servicing criteria during the Reporting Period:

•
With respect to servicing criteria 1122(d)(3)(i), certain reports to investors, including those to be filed with the Commission, were not maintained in accordance with the transaction agreements and applicable Commission requirements.

•
With respect to servicing criteria 1122(d)(4)(vi), certain changes with respect to the terms or status of an obligors’ pool assets were not made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

•
With respect to servicing criteria 1122(d)(4)(vii), certain loss mitigation or recovery actions were not initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

•	With respect to servicing criteria 1122(d)(4)(xiv), certain delinquencies, charge-offs and uncollectible accounts were not recognized and recorded in accordance with the transaction agreements.

6. The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by vendors with the servicing criteria applicable to each vendor as of December 31, 2010 and for the Reporting Period with respect to the Platform taken as a whole.

7. The Asserting Party  has  not  identified  and  is  not  aware  of any  material instance of noncompliance by the vendors with the servicing criteria applicable to each vendor for the Reporting Period with respect to the Platform;

8.  PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on Toyota Motor Credit Corporation’s assessment of compliance with the applicable servicing criteria as of December 31, 2010 and for the Reporting Period.

March 29, 2011                                                                           Toyota Motor Credit Corporation

By: /S/ CHRIS BALLINGER
Chris Ballinger
Group Vice President and Chief Financial Officer
Toyota Motor Credit Corporation, as Servicer

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.			X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X1
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X2
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X1
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X1

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.	X	X
1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.
		X	X
1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
		X	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Asserting Party	Performed by Vendor(s) for Which Asserting Party is the Responsible Party
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.			X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

1 Solely as it relates to remittance to the Deutsche Bank Trust Company Americas, as indenture trustee.

2 Solely as it relates to allocation and remittance to the Deutsche Bank Trust Company Americas, as indenture trustee.